SUBLEASE

     This Commercial Lease ("Agreement") is entered into as of the Feb. 1, 2004 between The Law Firm of Choi & Associates, a professional corporation with its principal place of business at 1001 W. Cheltenham Ave., Melrose Park, PA 19027 U.S.A. ("Lessor") and CinTel Corp., a corporation with its principal place of business at 5650 Yonge Street, Suite 1500, Toronto, ON M2M4G3, Canada ("Sublessee").

GENERAL

     The Lessor wishes to Lease the Premises (defined below) to the Sublessee; and the Sublessee wishes to lease those Premises from the Lessor.

     In consideration for the mutual promises, covenants, and Agreements made below, the parties, intending to be legally bound, agree as follows:

DEFINITIONS

     For purposes of this Agreement, the following terms will have the indicated definitions:

     "AGREEMENT." This Agreement is by and between the Lessor and the Sublessee.

     "PREMISES." The office situated at 1001 W. Cheltenham Ave., Melrose Park, PA 19027 and having an area of approximately 1000 rentable square feet. See Exhibit A for a map of the Premises.

                                    AGREEMENT
                                    ---------

1. TERM AND RENT. The Sublessor demises the above Premises, commencing Feb. 1, 2004 and terminating on Jan. 31, 2005. Both parties agree that the Sublessor rents the Premises to the Sublessee for 5000 shares capital stock of Cintel, Corp. for general use as an office.

2.     USE
2.1 USES PERMITTED. The Sublessee shall use and occupy the Premises for general use as an office. The Premises shall be for no other purpose. The Sublessor represents that the Premises may lawfully be used for such purpose.

2.2     USES  PROHIBITED

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2.2.1     The  Sublessee  shall not do or permit anything to be done in or about the Premises nor bring or keep anything that will increase the existing rate or affect any fire or other insurance upon the building or any of its contents, or cause a cancellation of any insurance policy covering said building or any part or any of its contents, nor shall the Sublessee sell or permit to be kept, used or sold in or about said Premises any articles or substances, inflammable or otherwise, that may be prohibited by a standard form policy of fire insurance.

2.2.2 The Sublessee shall not do or permit anything to be done in or about the Premises that will in any way obstruct or interfere with the rights of other Sublessees of the building or injure or annoy them or use or allow the Premises to be used for any unlawful or objectionable purpose.

2.2.3 The Sublessee shall not use the Premises or permit anything to be done in or about the Premises that will in any way conflict with any law now in force or that may hereafter be enacted. The Sublessee shall at its cost promptly comply with all laws now in force or that may hereafter be in force and with the requirements of any board of fire underwriters or other similar body relating to the Sublessee's improvements or acts.

3. REPAIRS AND MAINTENANCE. By taking possession of the Premises, the Sublessee shall be deemed to have accepted the Premises as being in good sanitary order, condition and repair. The Sublessee shall at the Sublessee's cost, keep the Premises and every part of it in good condition and repair except for damages beyond the control of the Sublessee. The Sublessee shall upon the expiration or sooner termination of this lease surrender the Premises to the Sublessor in good condition, ordinary wear and tear and damage from causes beyond the reasonable control of the Sublessee excepted. Unless specifically provided in an addendum to this lease, the Sublessor shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part of it and the parties here, affirm that the Sublessor has made no representations to the Sublessee respecting the condition of the Premises and the building except as specifically stated in this Agreement. The Sublessee shall not be liable or responsible for any repairs to the plumbing, the exterior structure of the building, or the HVAC systems. The Sublessee shall give the Sublessor written notice of any required repairs or maintenance. The Sublessor shall not be liable for any failure to repair or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice. Any repairs or maintenance to supplemental cooling or heating equipment required for the Sublessee's special needs are the responsibility of the Sublessee. Except as specifically stated in this Agreement, there shall be no abatement of rent and no liability of the Sublessor by reason of any injury to or interference with the Sublessee's business arising from making of any repairs, alterations or improvements to any portion of the building or the Premises or to fixtures, appurtenances and equipment. The Sublessee waives the right to make repairs at the Sublessor's expense under any law, statute or ordinance now or hereafter in effect.

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4.     ALTERATIONS.  The  Sublessee  shall  not,  without  first  obtaining  the written consent of the Sublessor, make any alterations, additions, or improvements, in, to or about the Premises. Any such alterations, additions or improvements, including, but not limited to, wall covering, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, shall become a part of the realty, shall belong to the Sublessor, and shall be surrendered with the Premises at expiration or termination of the lease. If the Sublessor consents to any such alterations, additions or improvements by the Sublessee, they shall be made by the Sublessee at the Sublessee's cost, and any contractor or person selected by the Sublessee to perform the work shall first be approved of, in writing, by the Sublessor. Upon expiration, or sooner termination of the term, the Sublessee shall, upon written demand by the Sublessor, promptly remove any alterations, additions or improvements made by the Sublessee and designated by the Sublessor to be removed.

5. ORDINANCES AND STATUTES. The Sublessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or that may hereafter be in force, pertaining to the Premises, occasioned by or affecting the use by the Sublessee.

6. ASSIGNMENT AND SUBLETTING. The Sublessee shall not assign this lease or sublet any portion of the Premises without prior written consent of the Sublessor, that shall not be unreasonably withheld. Any such assignment or subletting without consent shall be void and, at the option of the Sublessor, may terminate this lease.

7.     SERVICE  AND  UTILITIES

7.1 SUBLESSOR'S OBLIGATIONS. The Sublessor agrees to furnish to the Premises during reasonable hours of generally recognized business days to be determined by the Sublessor, and subject to the Rules and Regulations of the building, electricity for normal lighting and fractional horsepower office machines, heat and air conditioning required in the Sublessor's judgment for the comfortable use and occupancy of the Premises, janitorial, window washing and elevator service. The Sublessor shall also maintain and keep lighted the common stairs, gallerias, entries and toilet rooms in the building. The Sublessor shall not be liable for and the Sublessee shall not be entitled to any reduction of rental by reason of the Sublessor's failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of the Sublessor.

7.2 SUBLESSEE'S OBLIGATION. The Sublessee shall pay for, prior to delinquency, all telephone and all other materials and services, not expressly required to be paid by the Sublessor, that may be furnished to or used in, on or about the Premises during the term of

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this lease.  The Sublessee will not,
without the prior written consent of the Sublessor and subject to any conditions the Sublessor may impose, use any apparatus or device in the Premises that will in any way increase the amount of electricity or water usually furnished for use of the Premises as a general office space. If the Sublessee shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as general office space, the Sublessee shall first procure the consent of the Sublessor. Wherever heat generating machines or equipment are used in the Premises that affect the temperature otherwise maintained by the air conditioning system, the Sublessor reserves the right to install supplementary air conditioning units in the Premises and the cost of them, including the cost of installation, operation and maintenance of them, shall be paid by the Sublessee to the Sublessor upon demand by the Sublessor. The Sublessor shall not be liable for the Sublessor's failure to furnish any of the foregoing when such failure is caused by any cause beyond the reasonable control of the Sublessor. The Sublessor shall not be liable under any circumstances for loss of or injury to property, however occurring, in connection with failure to furnish any of the foregoing.

8. ENTRY AND INSPECTION. The Sublessor reserve the right to enter the Premises at any time to inspect the Premises, to provide any service for which the Sublessor is obligated under this Agreement, to submit the Premises to prospective purchasers or the Sublessees, to post notices of non-responsibility, and to alter, improve, maintain or repair the Premises or any portion of the building that the Premises are a part that the Sublessor deems necessary or desirable, all without abatement of rent. The Sublessor may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, but shall not block entrance to the Premises and not interfere with the Sublessee's business, except as reasonably required for the particular activity by the Sublessor. The Sublessor shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance, interference with quiet enjoyment, or other damage arising out of the Sublessor's entry on the Premises as provided in this section, except damage, if any, resulting from the negligence or willful misconduct of the Sublessor or its authorized representative. The Sublessor shall retain a key with which to unlock all doors into, within, and about the Premises, excluding the Sublessee's vaults, safes and files. In an emergency, the Sublessor shall have the right to use any means that the Sublessor deems reasonably necessary to obtain entry to the Premises, without liability to the Sublessee, except for any failure to exercise due care for the Sublessee's property. Any such entry to the Premises by the Sublessor shall not be construed or deemed to be forcible or unlawful entry into the Premises or an eviction of the Sublessee from the Premises or any portion of it.


9. POSSESSION. If the Sublessor is unable to deliver possession of the Premises at the commencement, the Sublessor shall not be liable for any damage caused thereby, nor shall

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this  lease be void or voidable, but the Sublessee
shall  not  be  liable  for  any  rent  until  possession  is  delivered.

10. Tenant shall indemnify and defend Landlord and hold it harmless from and against all claims, suits, actions, damages, judgments, liabilities, fines, penalties, and expenses for loss of life, personal injury, or damage to property
(a) arising from or out of any occurrences within Leased Premises (provided, however, that such loss of life, personal injury, or damage to property is not due to or a result of Landlord's negligence, including gross negligence, or other act or failure of Landlord, or its officers, agents or employees occurring prior to or following the execution of this Lease) or (b) by reason of the occupancy or use of the Leased Premises or any part of the Leased Premises by Tenant or (c) occasioned by any act or omission of Tenant or breach of this Lease by Tenant or by its agents, contractors, customers, employees, servants, sublessees, or concessionaires.

11.     INSURANCE

11.1. (A) Throughout the term of this Lease and any extensions thereof, and so long as Tenant remains in possession of Leased Premises, Tenant shall obtain, maintain, and pay for comprehensive general liability and casualty insurance covering the Leased Premises, the business operated by Tenant in the Leased
Premises and the contractual liability of Tenant under this Lease, in form and with insurers satisfactory to Landlord. Said coverage shall carry a minimum limit of One Million ($1,000,000.00) per occurrence and Fifty thousand ($50,000.00) Dollars for property damage covering Leased Premises, and for such other coverages as might be required by Landlord who shall give notice of such required additional coverage to Tenant.

11.1.(B) All insurance policies required to be maintained by Tenant under this Lease shall be in insurance companies licensed to do business in the Commonwealth of Pennsylvania, satisfactory to Landlord, and shall name Landlord as an additional party insured. Certificates of such insurance (showing payment of current premiums thereon) shall be delivered to Landlord a minimum of ten
(10) days prior to the commencement of the term of this Lease with renewals thereof delivered to Landlord a minimum of ten (10) days prior to the expiration of any of such policies. If requested to do so pursuant to Section 1.06 hereof, Tenant shall also provide Landlord with copies of the pertinent portions of all such policies and also permit Landlord to examine the original policies. If Tenant fails to deliver any of the certificates as required in this Lease, Landlord may either terminate this Lease or procure such insurance at the cost of Tenant and pay the premiums thereon. Such premiums shall be deemed additional rent and shall be payable by Tenant to Landlord together with interest immediately upon demand.

11.2 WAIVER OF SUBROGATION. As long as their respective insurers so permit, the Sublessor and the Sublessee each hereby waive any and all rights of recovery against the

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other for any loss or damage occasioned to such waiving party or its property of others under its control to the extent that such loss or damage is insured against under any fire or extended coverage insurance policy that either may have in force at the time of such loss or damage. Each party shall obtain any special endorsement, if required by their insurer, to evidence compliance with this waiver.

12. EMINENT DOMAIN. If more than twenty-five percent (25%) of the Premises is taken or appropriated by any public or quasi-public authority under the powers of eminent domain, either party under this Agreement shall have the right at its option to terminate this lease. If less than twenty-five percent (25%) of the Premises is taken (or neither party elects to terminate as above, provided if more than twenty-five percent (25%) is taken), the lease shall continue, but the rental thereafter to be paid shall be equitably reduced. If any part of the building of which the Premises are a part is so taken or appropriated, whether or not any part of the Premises is involved, the Sublessor shall be entitled to the entire award and compensation for the taking that is paid or made by the public or quasi-public agency, and the Sublessee shall have no claim against said award.

13. DESTRUCTION OF PREMISES. In the event of a partial destruction of the Premises during the term of this Agreement, from any cause, the Sublessor shall forthwith repair the same, provided that such repairs can be made within sixty
(60) days under existing governmental rules and regulations, but such partial destruction shall not terminate this lease, except that the Sublessee shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of the Sublessee on the Premises. If such repairs cannot be made within said sixty (60) days, the Sublessor, at his option, may make the same within a reasonable time, this lease continuing in effect with the rent proportionately abated as aforesaid, and in the event that the Sublessor shall not elect to make such repairs that cannot be made within sixty (60) days, this lease may be terminated at the option of either party. In the event that the building in which the demised Premises may be situated is destroyed to an extent of not less than one-third of the replacement costs, the Sublessor may elect to terminate this lease whether the demised Premises be injured or not. A total destruction of the building in which the Premises may be situated shall terminate this lease.

14.     SUBLESSOR'S  REMEDIES  ON  DEFAULT

14.1 If the Sublessee defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions of this Agreement, the SUBLESSOR may give the Sublessee notice of such default and if the Sublessee does not cure any such default within three (3) business days, after the giving of such notice (or if such other default is of such a nature that it cannot be completely cured within such period, if the Sublessee does not commence such curing within such three (3) business days and thereafter proceed with reasonable diligence and in good faith to cure such default), then the

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SUBLESSOR  may  terminate  this lease on not less than thirty (30) calendar days' notice to the Sublessee. On the date specified in such notice the term of this lease shall terminate, and the Sublessee shall then quit and surrender the Premises to the Sublessor, but the Sublessee shall remain liable as provided in this Agreement. If this lease shall have been so terminated by the Sublessor, the Sublessor may at any time thereafter resume possession of the Premises by any lawful means and remove the Sublessee or other occupants and their effects. No failure to enforce any term shall be deemed a waiver.

14.2 The making by the Sublessee of any general assignment or general arrangement for the benefit of creditors; the filing by or against the Sublessee of a petition to have the Sublessee adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against the Sublessee, same is dismissed within sixty (60) days; the appointment of a trustee or receiver to take possession of substantially all the Sublessee's assets located at the Premises or of the Sublessee's interest in this lease, where possession is not restored to the Sublessee within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of the Sublessees assets located at the Premises or of the Sublessee's interest in this lease, where such seizure is not discharged within thirty (30) days.

15. ATTORNEYS' FEES. In case suit should be brought for recovery of the Premises, or for any sum due under this Agreement, or because of any act that may arise out of the possession of the Premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable attorney's fee.

16. WAIVER. No failure of the Sublessor to enforce any term of this Agreement shall be deemed to be a waiver.

17. NOTICES. Any notice that either party may or is required to give, shall be given by mailing the same, postage prepaid, to the Sublessee at the Premises, or the Sublessor at the address shown above, or at such other places as may be designated by the parties from time to time.

18. HEIRS, ASSIGNS, SUCCESSORS. This lease is binding upon and inures to the benefit of the heirs, assigns and successors in interest to the parties.

19. SUBORDINATION. This lease is and shall be subordinated to all existing and future liens and encumbrances against the property.

20. RULES AND REGULATIONS. The Sublessee shall faithfully observe and comply with the rules and regulations attached as Exhibit B to this lease, as well as such rules and regulations that the Sublessor shall from time to time promulgate. The Sublessor reserves the right from time to time to make all reasonable modifications to those rules that shall be

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binding to the Sublessee
upon delivery of a copy of them to the Sublessee. The Sublessor shall not be responsible to the Sublessee for the nonperformance of any of said rules by any other Sublessee.

21. STATEMENT TO LENDER. The Sublessee shall at any time and from time to time, upon not less than ten (10) days prior written notice from the Sublessor, execute, acknowledge, and deliver to the Sublessor a statement in writing, (1) certifying that this lease is unmodified and in full force and effect (or, if modified, stating the nature of such modifications and certifying that this lease as so modified, is in full force and effect), and the date that the rental and other charges are paid in advance, if any, and (2) acknowledging that there are not, to the Sublessee's knowledge, any uncured defaults on the part of the Sublessor under this Agreement, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser of all or any portion of the real property of which the Premises are a part.

22. PARKING. The Sublessee shall have the right to use, in common with other tenants or occupants of the building, parking facilities, provided by the Sublessor for tenants of 1001 W Cheltenham Ave., Melrose Park, PA 19027, subject to the rules and regulations established by the Sublessor.

23. CORPORATE AUTHORITY. Each individual executing this lease on behalf of the Sublessee's corporation represents and warrants that he is duly authorized to execute and deliver this lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this lease is binding upon said corporation in accordance with its terms.

24. LENDER REQUIREMENTS. Upon request of the Sublessor, the Sublessee will, in writing, subordinate its rights under this Agreement to the lien of any mortgage, or deed of trust to any bank, insurance company or other lending institution, now or hereafter in force against the land and building that the Premises are a part, and to all advances made or hereafter to be made upon the security. If any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Sublessor covering the Premises, the Sublessee shall recognize such purchaser as the Sublessor under this lease.

25. NAME. The Sublessee shall not use the name of the development in which the Premises are situated for any purpose other than as an address of the business to be conducted by the Sublessee in the Premises, unless written authorization is obtained from the Sublessor.

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26.     SEVERABILITY.  If  any  provision  of this Agreement is found invalid or unenforceable under judicial decree or decision, the remainder shall remain valid and enforceable according to its terms. Without limiting the previous, it is expressly understood and agreed that each and every provision of this Agreement that provides for a limitation of liability, disclaimer of warranties, or exclusion of damages is intended by the parties to be severable and independent of any other provision and to be enforced as such. Further, it is expressly understood and agreed that if any remedy under this Agreement is determined to have failed of its essential purpose, all other limitations of liability and exclusion of damages set forth in this section shall remain in full force and effect.

27. GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

28. TOXICS. The SUBLESSOR and the Sublessee acknowledge that they have been advised that numerous federal, state, and / or local laws, ordinances and regulations ("Laws") affect the existence and removal, storage, disposal, leakage of contamination by materials designated as hazardous or toxic ("Toxics"). Many materials, some utilized in everyday business activities and property maintenance, are designated as hazardous or toxic. Some of the Laws require that Toxics be removed or cleaned up without regard to whether the party required to pay for the "clean up" caused the contamination, owned the property at the time of the contamination occurred or even knew about the contamination. Some items, such as asbestos or PCB's, that were legal when installed, are now classified as Toxics, and are subject to removal requirements. Civil lawsuits for damages resulting from Toxics may be filed by third parties in certain circumstances.

29. FURNITURE AND OTHER PERSONAL PROPERTY . In further consideration, the Sublessor will provide for the use of the Sublessee during the term of this Agreement the furniture and other personal property listed in Exhibit C. The Sublessee acknowledges that it has inspected the Premises and that all of the items listed in Exhibit C are present in good and serviceable condition on the Premises on the effective date of this Agreement. During the term of this lease, these items shall remain the property of the Sublessor and the Sublessee shall not mortgage, pledge or otherwise encumber any of these items. Furthermore, the Sublessee will maintain full replacement insurance in the manner noted above for these items and will name the Sublessor as an additional insured.

30. ENTIRE AGREEMENT. The parties acknowledge that this Agreement expresses their entire understanding and Agreement, and that there have been no warranties, representations, covenants or understandings made by either party to the other except such as are expressly set forth in this section. The parties further acknowledge that this Agreement supersedes, terminates and otherwise renders null and void any and all prior Agreements or contracts, whether written or oral, entered into between the Sublessee and the Sublessor with respect to the matters expressly set forth in this Agreement.

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We  have  carefully reviewed this contract and agree to and accept its terms and conditions. We are executing this Agreement as of the day and year first written above.



Sublessee                               Lessor

By                                      By
CinTel  Corp.                           The  Law  Firm  of  Choi  &  Associates
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Name                                    Name
Sang Don Kim
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Title                                   Title
President, CEO
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/s/ Sang  Don  Kim                      /s/ Michael  Choi


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                                    EXHIBIT A
                                 MAP OF PREMISES
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1ST  FLOOR,  1001  W.  CHELTENHAM  AVE.,  MELROSE  PARK,  PA  19027

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                                    EXHIBIT B
                              RULES AND REGULATIONS
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                                    EXHIBIT C
                  LIST OF FURNITURE AND OTHER PERSONAL PROPERTY
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